EXHIBIT 11

                                AUDITORS' CONSENT


The Board of Trustees of
  The Flex-Partners, Mutual Fund
  Portfolio and Utilities Stock Portfolio:

We consent to the use of our reports included herein dated January 31, 1997 on the financial statements of The TAA and BTB Funds and the Mutual Fund Portfolio and Utilities Stock Portfolio as of December 31, 1996 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Auditor" in the Statements of Additional Information.


                                           KPMG Peat Marwick LLP


Columbus, Ohio
April 30, 1997


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                                   EXHIBIT 11

                                AUDITORS' CONSENT


The Board of Trustees of
  The Flex-Partners and Money Market Portfolio:

We consent to the use of our reports included herein dated January 31, 1997 on the financial statements of The Institutional Fund and the Money Market Portfolio as of December 31, 1996 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Auditor" in the Statements of Additional Information.


                                             KPMG Peat Marwick LLP


Columbus, Ohio
April 30, 1997